Exhibit 99.1

NEWS RELEASE

CONTACT:
Bob Aronson
Director of Investor Relations
(800) 579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

Stage Stores Announces Preliminary Fiscal 2004 Fourth Quarter and Full Year Earnings Results
Company Provides Fiscal 2005 First Quarter and Full Year Earnings Guidance

-- Reports Preliminary Fourth Quarter Diluted Earnings Per Share of $0.97 --
-- Announces Review of its Accounting Practices for Leases --

HOUSTON, TX, March 10, 2005 -- Stage Stores, Inc. (Nasdaq: STGS) today reported preliminary financial results for the fourth quarter and year ended January 29, 2005.

The Company noted that its earnings results are preliminary in that they do not yet include the impact of changes in accounting practices related to operating leases for stores.  Like many other retailers, the Company is reviewing its accounting practices related to operating leases for stores.  The Company expects to complete its review shortly to determine the impact of these non-cash items.  The nature of the anticipated changes is more fully discussed below.

The Company reported that its preliminary net income for the fourth quarter was $19.3 million, or $0.97 per diluted share, as compared to net income of $19.6 million, or $0.94 per diluted share, last year.  Total sales for the fourth quarter increased 5.5% to $389.0 million from $368.6 million last year, while comparable store sales increased 4.0% versus a decrease of 0.6% in the prior year period.

Jim Scarborough, Chairman, President and Chief Executive Officer, commented, "The fourth quarter was, by most measures, a solid quarter for our company.  Our total sales increased 5.5% to a record $389.0 million.  Additionally, our comparable store sales were up a strong 4.0%, with most of our merchandise categories achieving comparable store sales increases and each of our small, mid-size and large market store groups having

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Stage Stores Announces Preliminary
Fiscal 2004 Fourth Quarter and
Full Year Earnings Results
Page - 2

positive comparable store sales results.  Further, our initiatives to increase sales at our Peebles stores proved to be successful, as their comparable store sales increase for the quarter was somewhat higher than our overall company average.  Lastly, we ended the quarter in a strong financial position with no outstanding borrowings under our credit facility and invested cash of approximately $21 million."

Mr. Scarborough continued, "On the other hand, as compared to last year, our preliminary net income for the quarter was impacted by higher inventory shrink expense, costs related to Sarbanes-Oxley compliance requirements, higher incentive compensation expense and increases in certain employee benefit costs.  Offsetting these costs somewhat were premiums received on private label credit sales to Alliance Data, as well as a favorable variance in our tax rate.  Preliminary diluted earnings per share, which were up slightly over last year, benefited from a lower diluted share count as a result of our stock repurchase activities."

The Company also reported that its preliminary net income for the 2004 fiscal year ended January 29, 2005 was $53.7 million, or $2.70 per diluted share, as compared to net income of $55.0 million, or $2.73 per diluted share, last year.  The Company noted that its results for the two fiscal years are not entirely comparable.  Last year's results reflect net credit income through September 12, 2003, the date of the sale of the Company's private label credit card portfolio.  Further, an after-tax net gain, related to the sale of the credit card portfolio, of $7.8 million, or $0.38 per diluted share was recorded in last year's third quarter.  Lastly, with the acquisition of Peebles occurring on November 4, 2003, the Company's results reflect the contribution of the Peebles stores beginning in the prior year's fourth quarter.

Total sales for the year increased 27.9% to $1,243.9 million from $972.2 million last year, primarily reflecting the beneficial impact of the Peebles acquisition.  Comparable store sales for the year increased 2.5% versus a decrease of 3.7% in 2003.

Mr. Scarborough added, "From a strategic and operating perspective, 2004 was a year of significant achievements and milestones.  During the year, we passed the $1 billion mark in sales.  We opened twenty-two new stores and entered two new states.  We sold our Peebles private label credit card portfolio and received net cash proceeds of approximately $34.8 million at closing.  We sharpened our focus on our women's special sizes, our home décor area and our private label offerings.  We continued with our integration of Peebles and initiated efforts to improve the productivity of their stores.  We

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Stage Stores Announces Preliminary
Fiscal 2004 Fourth Quarter and
Full Year Earnings Results
Page - 3

rolled out programs designed to educate, motivate and reward our associates for providing outstanding customer service.  Lastly, we laid the groundwork for systems enhancements at our South Hill, Virginia distribution center and at our Houston, Texas corporate office, which we believe will help ensure that we have a solid foundation to support our future growth initiatives."

Mr. Scarborough concluded, "We enter 2005 with enthusiasm and momentum, having achieved a solid 3.7% comparable store sales increase in February.  We will continue to pursue opportunities for unit store growth, with plans to open between forty and fifty new stores during the year, as well as other opportunities to further increase our sales and earnings.  As always, we remain committed to providing our customers with an exceptional shopping experience and to producing the best possible returns for our shareholders."

Fiscal 2005 - First Quarter and Full Year Outlook

The following earnings guidance is subject to change and will be updated once the Company has completed its review of its accounting practices for leases.  The Company stated that any changes or updates would not affect net cash flow.

Fiscal 2005 - 1st Quarter:

For the first quarter ending April 30, 2005, the Company currently anticipates reporting revenues in the range of $298 to $305 million, with the expectation of a comparable store sales increase in the low single digits.  Net income is currently projected to be in the range of $19.8 to $21.2 million, or earnings of $0.99 to $1.06 per diluted share.  This outlook compares to earnings, before any potential restatement, of $18.9 million, or $0.91 per diluted share, for the prior year first quarter.  In projecting diluted earnings per share for the fiscal 2005 first quarter, the Company used an estimated diluted share count of 20.0 million shares.

Fiscal 2005 - Full Year:

For the 2005 fiscal year ending January 28, 2006, the Company currently anticipates reporting revenues in the range of $1.310 to $1.335 billion, with the expectation of a comparable store sales increase in the low single digits.  Net income is currently projected to be in the range of $56.0 to $59.4 million, or earnings of $2.83 to $3.00 per diluted share.  This outlook compares to preliminary earnings of $53.7 million, or $2.70

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Stage Stores Announces Preliminary
Fiscal 2004 Fourth Quarter and
Full Year Earnings Results
Page - 4

per diluted share, for the 2004 fiscal year.   In projecting diluted earnings per share for the 2005 fiscal year, the Company used an estimated diluted share count of 19.8 million shares.

Commenting on the Company's fiscal 2005 earnings outlook, Mr. Scarborough stated, "Our 2005 outlook includes non-recurring costs which are expected to be incurred in connection with the closure of our Knoxville, Tennessee distribution center, which we anticipate will occur in the fourth quarter of the year, as well as costs associated with improvements being made to our South Hill, Virginia distribution center and merchandising system.  We estimate that these costs will total, after tax, approximately $1.5 million, or $0.07 to $0.08 per diluted share.  Additionally, our 2005 outlook reflects the impact of expensing stock options, which we expect to begin in the third quarter of the year.  We estimate that these costs will total, after tax, approximately $0.5 million, or $0.02 per diluted share."

Conference Call Information

The Company will host a conference call today at 8:30 a.m. Eastern Time to discuss the fourth quarter's preliminary results as well as its outlook for fiscal 2005.  All interested parties can listen to a live web cast of the Company's conference call by logging on to the Company's web site at www.stagestores.com and then clicking on Investor Relations, then Webcasts, then the webcast link.  A replay of the conference call will be available online until midnight on Friday, March 18, 2005.

Review of Accounting Practices for Leases

In connection with the views expressed by the Office of the Chief Accountant of the Securities and Exchange Commission (the "SEC") on February 7, 2005 regarding certain lease accounting matters, the Company, like many other retailers, is reviewing its lease accounting practices.  Preliminarily, the Company has determined that its method of accounting for rent holidays and tenant allowances was not in accordance with the views expressed by the SEC.  The Company is also evaluating what impact the SEC's clarification will have on the depreciable life assigned to leasehold improvements and the length of lease term that is considered for straight-line recognition of rent expense.

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Stage Stores Announces Preliminary
Fiscal 2004 Fourth Quarter and
Full Year Earnings Results
Page - 5

At this time, the Company has not yet reached a final decision as to whether any changes will require a restatement of prior period financial statements, but believes that a restatement of its consolidated balance sheets, consolidated statements of operations and consolidated statements of cash flows for certain periods is likely.  These changes would have no impact on the Company's historical or future net cash flow or the timing of payments under the leases.

About Stage Stores

Stage Stores, Inc. brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small towns and communities through 528 stores located in 29 states.  The Company operates under the Stage, Bealls and Palais Royal names throughout the South Central states, and under the Peebles name throughout the Mid-Atlantic, Southeastern and Midwestern states.  For more information about Stage Stores, visit the Company's web site at www.stagestores.com.

"Safe Harbor" Statement

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including comments regarding the Company's outlook and expectations for the first quarter of the 2005 fiscal year and for the full 2005 fiscal year, regarding the Company's store opening plans for the 2005 fiscal year and regarding certain accounting practices for leases.  The Company intends forward looking terminology such as "believes", "expects", "may", "will", "should", "could", "anticipates", "plans" or similar expressions to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties which could cause the Company's actual results to differ materially from those anticipated by the forward-looking statements.  These risks and uncertainties include, but are not limited to, those described in the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the "SEC") on April 15, 2004, in the Company's Quarterly Reports on Form 10-Q as filed with the SEC and other factors as may periodically be described in other Company filings with the SEC.

(Tables to Follow)

Stage Stores, Inc.
Preliminary Condensed Consolidated Balance Sheets
(in thousands, except par values)
(unaudited)

	January 29, 2005	January 31, 2004

ASSETS
Cash and cash equivalents	$ 40,455	$ 14,733
Accounts receivable	-	35,112
Merchandise inventories, net	281,588	259,687
Current deferred taxes	24,088	27,701
Prepaid expenses and other current assets	21,621	26,071
Total current assets	367,752	363,304

Property, equipment and leasehold improvements, net	201,844	190,958
Goodwill	79,353	80,054
Intangible asset	14,910	14,910
Other non-current assets, net	12,205	10,021
Total assets	$ 676,064	$ 659,247

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$ 74,957	$ 75,685
Income taxes payable	11,055	2,598
Current portion of long-term debt	60	381
Accrued expenses and other current liabilities	57,918	54,083
Total current liabilities	143,990	132,747

Long-term debt	-	11,242
Deferred taxes	14,442	14,028
Other long-term liabilities	31,335	28,156
Total liabilities	189,767	186,173

Commitments and contingencies

Common stock, par value $0.01, 50,000 shares authorized,
21,405 and 20,579 shares issued	214	206
Additional paid-in capital	396,336	374,645
Less treasury stock - at cost (3,083 and 1,414 shares, respectively)	(94,828)	(33,127)
Minimum pension liability adjustment	(451)	-
Retained earnings	185,026	131,350
Stockholders' equity	486,297	473,074
Total liabilities and stockholders' equity	$ 676,064	$ 659,247

Stage Stores, Inc.
Preliminary Condensed Consolidated Statements of Income
(in thousands, except earnings per share)
(unaudited)

	Thirteen Weeks Ended
	January 29, 2005		January 31, 2004
	Amount	% to Sales	Amount	% to Sales

Net sales	$389,025	100.0%	$368,555	100.0%
Cost of sales and related buying, occupancy and distribution expenses	281,847	72.4	265,003	71.9
Gross profit	107,178	27.6	103,552	28.1
Selling, general and administrative expenses	76,433	19.6	71,519	19.4
Store opening costs	559	0.1	448	0.1
Interest, net	571	0.1	710	0.2
Income before income tax	29,615	7.6	30,875	8.4
Income tax expense	10,326	2.7	11,269	3.1
Net income	$ 19,289	5.0%	$ 19,606	5.3%

Basic and Diluted earnings per share data:

Basic earnings per share	$1.06		$ 1.02
Basic weighted average shares outstanding	18,149		19,224

Diluted earnings per share	$ 0.97		$ 0.94
Diluted weighted average shares outstanding	19,852		20,765

Stage Stores, Inc.
Preliminary Condensed Consolidated Statements of Income
(in thousands, except earnings per share)
(unaudited)

	Fifty-Two Weeks Ended
	January 29, 2005		January 31, 2004
	Amount	% to Sales	Amount	% to Sales

Net sales	$1,243,851	100.0%	$ 972,212	100.0%
Cost of sales and related buying, occupancy and distribution expenses	881,684	70.9	692,605	71.2
Gross profit	362,167	29.1	279,607	28.8
Selling, general and administrative expenses	274,265	22.0	200,713	20.6
Store opening costs	1,491	0.1	2,022	0.2
Interest, net	2,213	0.2	2,446	0.3
Gain on sale of proprietary credit card portfolio, net	-	0.0	(12,218)	-1.3
Income before income tax	84,198	6.8	86,644	8.9
Income tax expense	30,522	2.5	31,625	3.3
Net income	$ 53,676	4.3%	$ 55,019	5.7%

Basic and Diluted earnings per share data:

Basic earnings per share	$ 2.94		$ 2.90
Basic weighted average shares outstanding	18,282		19,003

Diluted earnings per share	$ 2.70		$ 2.73
Diluted weighted average shares outstanding	19,887		20,184

Stage Stores, Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Fifty-Two	Fifty-Two
	Weeks Ended	Weeks Ended
	January 29, 2005	January 31, 2004
Cash flows from operating activities:
Net income	$ 53,676	$ 55,019
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	33,032	24,011
Amortization of debt issue costs	446	1,724
Deferred stock compensation	272	-
Provision for bad debts	311	16,794
Gain on sale of proprietary credit card portfolio, net	-	(12,218)
Deferred income taxes	13,311	14,411
Proceeds from sale of private label credit card portfolio, net	34,764	158,200
Changes in operating assets and liabilities:
Decrease in accounts receivable and retained interest in receivables sold	3,537	37,695
(Increase) decrease in merchandise inventories	(21,901)	13,451
Decrease in other assets	1,679	3,771
Increase (decrease) in accounts payable and other liabilities	10,792	(484)
Total adjustments	76,243	257,355
Net cash provided by operating activities	129,919	312,374

Cash flows from investing activities:
Additions to property, equipment and leasehold improvements	(43,793)	(35,444)
Proceeds from retirement of property and equipment	16	500
Acquisition of Peebles, net of cash acquired	-	(174,586)
Net cash used in investing activities	(43,777)	(209,530)

Cash flows from financing activities:
Proceeds from (payments on):
Borrowings under revolving credit facility	(10,700)	(43,036)
Repurchase of accounts receivable from account receivable trust	-	(64,000)
Long-term debt	(863)	(231)
Repurchase of common stock	(61,701)	(7,666)
Exercise of stock options	12,844	8,139
Additions to debt issue costs	-	(2,203)
Net cash used in financing activities	(60,420)	(108,997)
Net increase (decrease) in cash and cash equivalents	25,722	(6,153)
Cash and cash equivalents:
Beginning of period	14,733	20,886
End of period	$ 40,455	$ 14,733
Supplemental disclosures:
Interest paid	$ 1,870	$ 1,307
Income taxes paid	$ 8,513	$ 14,810